                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 August 26, 2005

                         GENER8XION ENTERTAINMENT, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             0-15382                                  13-3341562
     (COMMISSION FILE NUMBER)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           3400 W. Cahuenga Boulevard
                               Hollywood, CA 90068
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (323) 874-9888
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

         Between March 1, 2005, and August 26, 2005, the Registrant sold 762,500
Units at $2.00 per unit to 26 accredited investors for an aggregate gross proceeds of $1,525,000.00. Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at $4.00 per share. The warrants are exercisable for a period of five years but may be redeemed by the
Registrant under certain conditions. The money was raised through a private placement. A commission of $61,000.00 and warrants to purchase up to 120,000
Units of the Registrant's Units consisting of 120,000 shares of common stock and warrants to purchase up to 120,000 shares of common stock, exercisable for five years at an exercise price of $2.00 per share were paid to Mercadien Securities,
LLC, an NASD broker dealer in connection with the private placement.

         The Registrant issued and sold the foregoing securities pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and
Section 4(2) and Sections 4(6) of the Securities Act of 1933, as amended.

Section 9 - Financial Statements and Exhibits

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

                   99.1 - Press Release dated August 30, 2005.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GENER8XION ENTERTAINMENT, INC.
                         ------------------------------
                                  (Registrant)

                                 By: /s/ Matthew Crouch
                                    ---------------------------------
                                 Name:  Matthew Crouch
                                 Title: Chief Executive Officer

Date:  August 30, 2005

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